As filed with the Securities and Exchange Commission on February 20, 2020

Registration No. 333-235932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	3842	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel, 2069203

+972.4.959.0123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ReWalk Robotics Inc.

200 Donald Lynch Blvd

Marlborough, MA 01752

(508) 251-1154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Aaron M. Lampert, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 15, 2020, ReWalk Robotics Ltd. (the “Company,” “we” or “us”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-235932) (as amended, the “Initial Registration Statement”). The Initial Registration Statement was declared effective by the SEC on February 5, 2020. The Initial Registration Statement originally covered a primary offering of (i) 4,053,172 units (each unit containing one ordinary share and one common warrant to purchase one ordinary share), (ii) 1,546,828 pre-funded units (each pre-funded unit containing one pre-funded warrant to purchase one ordinary share and one common warrant to purchase one ordinary share), (iii) 1,546,828 ordinary shares underlying the pre-funded warrants and (iv) 5,600,000 ordinary shares underlying the common warrants. On February 10, 2020, the Company closed the offering of the units, pre-funded units, ordinary shares underlying the pre-funded warrants and ordinary shares underlying the common warrants. The terms of the offering were disclosed in a prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed on February 7, 2020.

Because ordinary shares remain issuable upon exercise of the pre-funded warrants and common warrants registered on the Initial Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (this “Post-Effective Amendment No. 1”) solely to (i) incorporate by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which the Company filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2020, as well as a current report on Form 8-K filed by the Company with the SEC on February 10, 2020 (the “Incorporated Disclosures”) and (ii) include certain conforming disclosures, including revised undertakings in Part II, Item 17 and a revised exhibit index in Part II, Item 18, including a consent of the Company’s independent registered public accounting firm, and a signature page. To the extent that information included in the Initial Registration Statement is updated by the Incorporated Disclosures, such information in the Initial Registration Statement is hereby modified or superseded and shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

No additional securities are being registered under this Post-Effective Amendment No. 1, and no other changes have been made to the Initial Registration Statement. This Post-Effective Amendment No. 1 does not modify or update in any way disclosures made in the Initial Registration Statement other than as required to reflect the amendments discussed above.

PROSPECTUS

ReWalk Robotics Ltd.

4,053,172 Units (each Unit contains One Ordinary Share and One Common Warrant to purchase One Ordinary Share)

1,546,828 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to purchase
One Ordinary Share and One Common Warrant to purchase One Ordinary Share)

1,546,828 Ordinary Shares Underlying the Pre-funded Warrants and

5,600,000 Ordinary Shares Underlying the Common Warrants

We previously offered up to 4,053,172 units (each unit consisting of one ordinary share and one common warrant to purchase one ordinary share) and previously offered, and are continuing to offer, the ordinary shares that are issuable from time to time upon exercise of the common warrants contained in the units. Each common warrant contained in a unit has an exercise price of $1.25 per whole ordinary share. The common warrants contained in the units are exercisable immediately and expire five years from the date of issuance. The offering price of the units was $1.25 per unit.

We previously also offered a total of 1,546,828 pre-funded units to each purchaser whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering (each pre-funded unit consisting of one pre-funded warrant to purchase one ordinary share and one common warrant to purchase one ordinary share), in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The purchase price of each pre-funded unit was $1.249 (equal to the price per unit being sold to the public in this offering, minus $0.001) and the exercise price of each pre-funded warrant included in the pre-funded units is $0.001 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants contained in the pre-funded units previously sold in the offering. Each common warrant contained in a pre-funded unit has an exercise price of $1.25 per whole ordinary share. The common warrants contained in the pre-funded units are exercisable immediately and expire five years from the date of issuance. We also previously offered, and are continuing to offer, the ordinary shares that are issuable from time to time upon exercise of the common warrants contained in the pre-funded units.

The units and the pre-funded units were not issued or certificated. The ordinary shares or pre-funded warrants, as the case may be, and the common warrants included in the units or the pre-funded units, can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be issued separately and will be immediately separable upon issuance.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “RWLK.” The last reported sales price of our ordinary shares on February 19, 2020 was $0.89 per ordinary share.  There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we did not and do intend to apply for a listing of the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the units and pre-funded units was made on February 10, 2020.

Prospectus dated February 20, 2020

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 included in this prospectus, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in its report thereon and appearing therein (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1i to the consolidated financial statements set forth elsewhere herein), and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. The offices of Kost, Forer Gabbay & Kasierer are located at 144 Menachem Begin Road, Tel Aviv, 6492102.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form S-1, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file or have filed with the SEC. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.rewalk.com. Information that we furnish to or file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to, or exhibits included in, these reports, are available for download, free of charge, on our website as soon as reasonably practicable after such materials are filed or furnished with the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents after the effective date of this prospectus and prior to the termination of the offering under this prospectus:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 20, 2020;

●	our current report on Form 8-K filed with the SEC on February 10, 2020; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-33612) filed with the SEC on September 2, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act  after the effective date of the registration statement to which this prospectus relates and until the termination of the offering thereunder. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number (508) 251-1154.

ReWalk Robotics Ltd.

4,053,172 Units (each Unit contains One Ordinary Share and One Common Warrant to purchase One Ordinary Share)

1,546,828 Pre-funded Units (each Pre-funded Unit contains One Pre-funded Warrant to purchase
One Ordinary Share and One Common Warrant to purchase One Ordinary Share)

1,546,828 Ordinary Shares Underlying the Pre-funded Warrants and

5,600,000 Ordinary Shares Underlying the Common Warrants

PROSPECTUS

H.C. Wainwright & Co.

 February 20, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 17. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Number	Description
3.1	Third Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2019).
4.1	Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the SEC on August 20, 2014).
4.2	Warrant, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016).
4.3	Form of warrant issued in connection with the Company’s follow-on offering in November 2016 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2016).
4.4	Secured Convertible Promissory Note, dated June 9, 2017, issued to Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017).
4.5	Form of pre-funded warrant offered in November 2018 follow-on offering (incorporated by reference to Exhibit 4.6 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.6	Form of common warrant to purchase ordinary shares in November 2018 follow-on offering (incorporated by reference to Exhibit 4.7 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.7	Form of underwriter warrant from November 2018 follow-on offering (incorporated by reference to Exhibit 4.8 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 14, 2018).
4.8	First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2018).
4.9	Form of placement agent warrant from February 2019 “best efforts” public offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).
4.10	Form of purchaser warrant from April 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2019).
4.11	Form of placement agent warrant from April 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2019).
4.12	Registration Rights Agreement, dated May 15, 2018, between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 99.4 to the Schedule 13D filed by Timwell Corporation Limited with the SEC on May 29, 2018).
4.13	Form of private placement warrant from June 2019 private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).
4.14	Form of placement agent warrant from June 2019 private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).
4.15	Form of purchaser warrant from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).
4.16	Form of placement agent warrant from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).
4.17	Form of common warrant offered hereby (incorporated by reference to Exhibit 4.1 of the Company’s Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).
4.18	Form of pre-funded warrant offered hereby (incorporated by reference to Exhibit 4.2 of the Company’s Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).
4.19	Form of placement agent warrant offered hereby (incorporated by reference to Exhibit 4.3 of the Company’s Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).
5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Company (including consent) (incorporated by reference to Exhibit 5.1 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).
5.2	Opinion of White & Case LLP, U.S. counsel to the Company (including consent) (incorporated by reference to Exhibit 5.2 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).

10.1	Letter of Agreement, dated July 11, 2013, between the Company and Sanmina Corporation (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).*
10.2	Strategic Alliance Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.3	Exclusive Distribution Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).*
10.4	Confidentiality and Non-Disclosure Agreement, dated September 24, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.5	Side Letter, dated September 30, 2013, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).
10.6	Loan Agreement, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016).#
10.7	First Amendment, dated June 9, 2017, to the Loan Agreement, dated December 30, 2015, between ReWalk Robotics, Ltd. and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017).#
10.8	Research Collaboration Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2016).*
10.9	License Agreement, dated May 16, 2016, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2016).*
10.10	Form of indemnification agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.11 to the Company’s registration statement on Form F-1/A (File No. 333-197344), filed with the SEC on August 20, 2014).**
10.11	2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.12	2012 Israeli Equity Incentive Sub Plan (incorporated by reference to Exhibit 10.13 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.13	2012 U.S. Equity Incentive Sub Plan (incorporated by reference to Exhibit 10.14 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.14	2006 Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Company’s registration statement on Form F-1 (File No. 333-197344), filed with the SEC on July 10, 2014).**
10.15	2014 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2019).**
10.16	Executive Employment Agreement, dated as of January 17, 2011, between the Company and Larry Jasinski (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.17	2014 Incentive Compensation Plan Form of Option Award Agreement for employees and executives (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.18	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement for non-Israeli employees, and executives (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**
10.19	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement for Israeli non-employee directors, employees and executives (incorporated by reference to Exhibit 10.20.1 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.20	2014 Incentive Compensation Plan Form of Restricted Share Unit Award Agreement between the Company and Jeffrey Dykan, as director (incorporated by reference to Exhibit 10.20.2 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.21	2014 Incentive Compensation Plan Prior Form of Restricted Share Unit Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, as amended on May 6, 2016).**

10.22	2014 Incentive Compensation Plan New Form of Restricted Share Unit Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.22 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).**
10.23	2014 Incentive Compensation Plan Prior Form of Option Award Agreement for Israeli non-employee directors (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2017, as amended on April 27, 2017)**
10.24	2014 Incentive Compensation Plan Prior Form of Option Award Agreement for non-Israeli non-employee directors (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2017, as amended on April 27, 2017).**
10.25	ReWalk Robotics Ltd. Compensation Policy for Executive Officers and Non-Executive Directors, as amended (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2017).**
10.26	Equity Distribution Agreement, dated May 10, 2016, between the Company and Piper Jaffray & Co., as Agent (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016).
10.27	Amendment No. 1 to Equity Distribution Agreement, dated May 9, 2019, between the Company and Piper Jaffray & Co., as Agent (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on May 9, 2019).
10.28	Employment Agreement, dated as of January 15, 2013, between the Company and Ofir Koren (incorporated by reference to Exhibit 10.26 to the Company’s annual report on Form 10-K filed with the SEC on March 8, 2018).**
10.29	Amendment to Employment Agreement, dated March 1, 2018, between the Company and Ori Gon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 7, 2018).**
10.31	Employment Agreement, dated May 25, 2015, between the Company and Ori Gon (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 7, 2018).**#
10.32	Investment Agreement, dated March 6, 2018, by and between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2018).*#
10.33	Framework Agreement Regarding a Potential Joint Venture, dated March 6, 2018, between the Company and RealCan Ambrum Healthcare Industry Investment (Shenzhen) Partnership Enterprise (Limited Partnership) (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2018).*
10.34	Amendment No. 1 to Investment Agreement, dated May 15, 2018, between the Company and Timwell Corporation Limited (incorporated by reference to Exhibit 99.3 to the Schedule 13D filed by Timwell Corporation Limited with the SEC on May 29, 2018).
10.35	Amendment No. 1 to the Research Collaboration Agreement, dated May 1, 2017, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).*
10.36	Amendment No. 1 to the Exclusive License Agreement and Amendment No. 2 to the Research Collaboration Agreement, dated April 1, 2018, between the Company and the President and Fellows of Harvard College (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).*
10.37	Amendment No. 1 to the Exclusive Distribution Agreement, dated May 15, 2018, between the Company and Yaskawa Electric Corporation (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 14, 2018).
10.38	Waiver, dated September 3, 2018, between the Company and Kreos Capital V (Expert Fund) L.P. (incorporated by reference to Exhibit 10.38 to the Company’s registration statement on Form S-1 (File No. 333-227852), filed with the SEC on October 15, 2018).
10.39	Second Amendment to Loan Agreement between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on November 21, 2018).
10.40	Form of securities purchase agreement from February 2019 “best efforts” public offering (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 25, 2019).#
10.41	Form of securities purchase agreement from April 2019 registered direct offering and concurrent private plcaement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 5, 2019).#
10.42	Form of warrant exercise agreement from June 2019 private placement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2019).

10.43	Form of securities purchase agreement from June 2019 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2019).#
10.44	Form of securities purchase agreement for the units offered hereby (incorporated by reference to Exhibit 10.45 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).^#
10.45	Engagement Letter, dated December 31, 2019 between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.45 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on January 30, 2020).^
10.46	Amendment No. 1 to the Engagement Letter, dated February 3, 2020, between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.46 of the Company’s registration statement on Form S-1 Amendment No. 2 (File No. 333-235932), filed with the SEC on February 4, 2020).^
10.47	Amendment No. 1 to the Securities Purchase Agreement, dated February 7, 2020, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).^
21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s registration statement on Form S-1/A (File No. 333-227852), filed with the SEC on November 7, 2018).
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited. †
23.2	Consent of Goldfarb Seligman & Co (included in Exhibit 5.1).***
23.3	Consent of White & Case LLP (included in Exhibit 5.2).***
24.1	Power of Attorney (included in the signature page to the registration statement filed with the SEC on January 15, 2020).

*	Portions of the agreement were omitted and a complete copy of the agreement has been provided separately to the Securities and Exchange Commission pursuant to the Company’s application requesting confidential treatment under, as applicable, Rule 406 of the Securities Act of 1933, as amended and/or Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which application was subsequently granted.

**	Management contract or compensatory plan, contract or arrangement.

***	Previously filed.

†	Filed herewith.

^	Portions of this agreement (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information.

#	The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts on February 20, 2020.

REWALK ROBOTICS LTD.

By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

*	Director and Chief Executive Officer	February 20, 2020
Larry Jasinski	(Principal Executive Officer)

*	Chief Financial Officer	February 20, 2020
Ori Gon	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	February 20, 2020
Jeff Dykan

*	Director	February 20, 2020
Dr. John William Poduska

*	Director	February 20, 2020
Yohanan Engelhardt

*	Director	February 20, 2020
Wayne B. Weisman

*	Director	February 20, 2020
Yasushi Ichiki

*	Director	February 20, 2020
Aryeh Dan

*	Director	February 20, 2020
Peter Wehrly

*	Director	February 20, 2020
Chunlin Han

*	Signed by power of attorney

By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Attorney in Fact

REWALK ROBOTICS INC.			Authorized Representative in the United States

By:	/s/ Ori Gon			February 20, 2020
	Name:	Ori Gon
	Title:	Chief Financial Officer